Exhibit 10.3

COLLECTORS UNIVERSE, INC.

FORM OF RESTRICTED STOCK PURCHASE AGREEMENT

UNDER

2005 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of                     , 200     by and between              (hereinafter referred to as “Purchaser”), and Collectors Universe, Inc., a Delaware corporation (hereinafter referred to as the “Company”), pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

R E C I T A L S:

A. Purchaser is an employee, director, consultant or other Service Provider, and in connection therewith has rendered or is rendering services for and on behalf of the Company.

B. The Company desires to issue shares of common stock to Purchaser on the terms and conditions set forth hereinafter to provide an incentive for Purchaser to remain in the service of the Company and to exert added effort towards its growth and success.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Issuance of Shares. The Company hereby offers to issue to Purchaser an aggregate of              (            ) shares of Common Stock of the Company (the “Shares”) on the terms and conditions herein set forth. Unless this offer is earlier revoked in writing by the Company, Purchaser shall have ten (10) days from the date of the delivery of this Agreement to Purchaser to accept the offer of the Company by executing and delivering to the Company two copies of this Agreement, without condition or reservation of any kind whatsoever, together with the consideration to be delivered by Purchaser pursuant to Section 2 below.

2. Consideration. [To be determined on a case-by-case basis subject to the terms and conditions of the Plan].

3. Vesting of Shares.

(a) Subject to Section 3(b) below, the Shares acquired hereunder shall vest and become “Vested Shares” as to                      [vesting to be determined on a case-by-case basis by the Plan Administrator at the time a stock grant is awarded and may require the Purchaser to remain in the Continuous Service of the Company for a specified period or periods of time or the achievement of performance goals to be established by the Plan Administrator, or both, or some or all of the Shares may be vested at the time of grant, all as shall be determined by the Plan Administrator]. Shares which have not yet become vested are herein called “Unvested Shares.” No Unvested Shares shall vest after the date of termination of Purchaser’s Continuous Service.

As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Purchaser resigns, is removed from office, or Purchaser’s term of office expires and he or she is not reelected, or (iii) so long as Purchaser is engaged as a Service Provider to the Company or other corporation referred to in clause (i) above.

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(b) Notwithstanding Section 3(a), if Purchaser holds Shares at the time a Change in Control (as defined in Section 2.5 of the Plan) is consummated, all Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and the Shares subject to those terminated Repurchase Rights shall immediately vest in full except to the extent that this Agreement is continued, assumed, or substituted for by the acquiring or successor entity (or parent thereof) in connection with such Change in Control. Notwithstanding the foregoing sentence, if pursuant to a Change in Control the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and the purchase price), then the Repurchase Rights shall not terminate and vesting of the Shares shall not accelerate in connection with such Change in Control; provided, however, if Purchaser’s Continuous Service is terminated pursuant to an Involuntary Termination (as defined below) immediately after or within twelve (12) months following such Change in Control, all Repurchase Rights shall terminate and vesting of the Shares or any substituted shares shall accelerate in full automatically effective upon such Involuntary Termination.

(c) For purposes of Section 3(b), the following terms shall have the meanings set forth below:

(i) “Involuntary Termination” shall mean the termination of Purchaser’s Continuous Service by reason of:

(A) Purchaser’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Purchaser) for reasons other than Misconduct (as defined below), or

(B) Purchaser’s voluntary resignation following (x) a change in Purchaser’s position with the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially reduces Purchaser’s duties and responsibilities or the level of management to which Purchaser reports, (y) a reduction in Purchaser’s level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%), or (z) a relocation of Purchaser’s principal place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected without Purchaser’s written consent.

(ii) “Misconduct” shall mean (A) the commission of any act of fraud, embezzlement or dishonesty by Purchaser which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (B) any unauthorized use or disclosure by Purchaser of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (C) the continued refusal or omission by the Purchaser to perform any material duties required of him if such duties are consistent with duties customary for the position held with the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (D) any material act or omission by the Purchaser involving malfeasance or gross negligence in the performance of Purchaser’s duties to, or material deviation from any of the policies or directives of, the Company or the acquiring or successor entity (or parent or any subsidiary thereof), (E) conduct on the part of Purchaser which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or (F) any illegal act by Purchaser which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Purchaser, as evidenced by conviction thereof. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Purchaser or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

If the Repurchase Rights automatically terminate in accordance with the provisions of this Section 3(b), then the Administrator shall cause written notice of the Change in Control transaction to be given to Purchaser not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction

(d) Notwithstanding anything to the contrary that may be contained in Section 3(b) hereof or elsewhere in this Agreement, if a termination of the Repurchase Rights applicable to the Shares and a vesting in full of the Shares are deemed to have occurred immediately prior to the consummation of a Change in Control, as

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provided in Section 3(b) above, but the Change in Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such termination of the Repurchase Rights and such acceleration of vesting shall be deemed to have not occurred and the vesting schedule under this Agreement with respect to the termination of the Repurchase Rights, as in effect prior to such deemed termination, shall be reinstated to the same extent as if no Change in Control had occurred.

4. Reconveyance Upon Termination of Service.

(a) Repurchase Right. The Company shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) all or any part of the Unvested Shares in the event that the Purchaser’s Continuous Service terminates for any reason. Upon exercise of the Repurchase Right, the Purchaser shall be obligated to sell his or her Unvested Shares to the Company, as provided in this Section 4.

(b) Consideration for Repurchase Right. The repurchase price of the Unvested Shares (the “Repurchase Price”) shall be equal to the Purchase Price of such Unvested Shares.

(c) Procedure for Exercise of Reconveyance Option. For sixty (60) days after the Termination Date or other event described in this Section 4, the Company may exercise the Repurchase Right by giving Purchaser and/or any other person obligated to sell written notice of the number of Unvested Shares which the Company desires to purchase. The Repurchase Price for the Unvested Shares shall be payable, at the option of the Company, by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, or by any combination thereof.

(d) Notification and Settlement. In the event that the Company has elected to exercise the Repurchase Right as to part or all of the Unvested Shares within the period described above, Purchaser or such other person shall deliver to the Company certificate(s) representing the Unvested Shares to be acquired by the Company within thirty (30) days following the date of the notice from the Company. The Company shall deliver to Purchaser, against delivery of the Unvested Shares, checks of the Company payable to Purchaser and/or any other person obligated to transfer the Unvested Shares in the aggregate amount of the Repurchase Price to be paid as set forth in paragraph 4(b) above.

(e) Deposit of Unvested Shares. Purchaser shall deposit with the Company certificates representing the Unvested Shares, together with a duly executed stock assignment separate from certificate in blank, which shall be held by the Secretary of the Company. Purchaser shall be entitled to vote and to receive dividends and distributions on all such deposited Unvested Shares.

(f) Termination. The provisions of this Section 4 shall automatically terminate, and the Shares shall not be subject to the Repurchase Right (and thus shall become Vested Shares), in accordance with Section 3(b) above.

(g) Assignment. The Company may assign its Repurchase Right under this Section 4 without the consent of the Purchaser.

5. Restrictions on Unvested Shares. Unvested Shares may not be sold, transferred, pledged, or otherwise disposed of, except that such Unvested Shares may be transferred to a trust established for the sole benefit of the Purchaser and/or his or her spouse, children or grandchildren. Any Unvested Shares that are transferred as provided herein remain subject to the terms and conditions of this Agreement.

6. Adjustments Upon Changes in Capital Structure. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Purchaser shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Purchaser under this Agreement, in accordance with the provisions of Section 4.2 of the Plan. Such new, additional or different shares shall be deemed “Shares” for purposes of this Agreement and subject to all of the terms and conditions hereof.

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7. Shares Free and Clear. All Shares purchased by the Company pursuant to this Agreement shall be delivered by Purchaser free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of such Shares, free and clear of any claims, liens and encumbrances of every nature (again, except for the provisions of this Agreement and such securities laws).

8. Limitation of Company’s Liability for Nonissuance; Nonpermitted Transfers.

(a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Purchaser pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

(b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

9. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Purchaser, at his or her most recent address as shown in the employment or stock records of the Company.

10. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

11. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

12. Amendment. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

13. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

14. Assignment. Purchaser shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

15. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

16. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Purchaser and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Purchaser and the Company.

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17. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

18. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Purchaser’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Purchaser may be a party.

19. “Market Stand-Off” Agreement. Purchaser agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Purchased Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

20. Tax Elections. Purchaser understands that Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the acquisition of the Shares. Purchaser acknowledges that Purchaser has considered the advisability of all tax elections in connection with the purchase of the Shares, including the making of an election under Section 83(b) under the Internal Revenue Code of 1986, as amended (“Code”); Purchaser further acknowledges that the Company has no responsibility for the making of such Section 83(b) election. In the event Purchaser determines to make a Section 83(b) election, Purchaser agrees to timely provide a copy of the election to the Company as required under the Code.

21. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	PURCHASER:

COLLECTORS UNIVERSE, INC.

By:

Name:
(Print Name)
Title:	Address:

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CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of             , a party to the attached Restricted Stock Purchase Agreement (the “Agreement”), dated as of                             , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) which are the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:
(Signature)

(Print Name)

(Print Name of Spouse that is a party to this Agreement)

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